                                                                   Exhibit (e1)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT is made and entered into as of this 1st day of January, 2008, by and between TIFF Investment Program, Inc., a Maryland Corporation business Fund Company (the "Fund Company") and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the "Distributor"). TIFF ADVISORY SERVICES, INC., a Delaware Corporation and the investment advisor to the Fund Company (the "Advisor"), is a party hereto with respect to Section 5 only.

         WHEREAS, the Fund Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the Financial Industry Regulatory Authority ("FINRA");

         WHEREAS, the Fund Company desires to retain the Distributor as principal underwriter in connection with the offer and sale of the Shares of each series of the Fund Company listed on Exhibit A hereto (as amended from time to time) (each a "Fund" and collectively, the "Funds"); and

         WHEREAS, this Agreement has been approved by a vote of the Fund Company's board of directors ("Board of Directors" or the "Board"), including its disinterested directors voting separately, in conformity with Section 15(c) of the 1940 Act.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       APPOINTMENT OF QUASAR AS DISTRIBUTOR

         The Fund Company hereby appoints the Distributor as its agent for the sale and distribution of Shares of the Funds in jurisdictions wherein the Shares may be legally offered for sale, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Distributor shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Distributor hereunder.

2.       SERVICES AND DUTIES OF THE DISTRIBUTOR

         A. The Distributor agrees to sell Shares on a best efforts basis as agent for the Fund Company upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as both may be amended or supplemented, relating to the Fund and included in the currently effective registration statement (the "Registration Statement") of the Fund Company filed under the Securities Act of 1933, as amended (the "1933 Act") and the 1940 Act. The Fund Company shall in all cases receive the net asset value per Share on all sales. If a sales charge is in effect, the Distributor shall remit the sales charge (or portion thereof) to broker-dealers who have sold Shares, as described in Section 2(G), below. In no event shall the Distributor be entitled to all or any portion of such sales charge.

         B. During the continuous public offering of Shares, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Fund Company and transmit such orders and funds received by it to the Fund Company's transfer agent. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

         C. The Distributor, with the operational assistance of the Fund Company's transfer agent and if requested by the Fund Company, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

         D. The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Fund Company.

         E. The Distributor agrees to cooperate with the Fund Company or its agent in the development of all proposed advertisements and sales literature relating to a Fund. The Distributor agrees to review all proposed advertisements and sales literature for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertisements and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Fund Company any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators to such materials.

         F. The Distributor, at its sole discretion, may repurchase Shares offered for sale by shareholders of a Fund. Repurchase of Shares by the Distributor shall be at the price determined in accordance with, and in the manner set forth in, the Prospectus. At the end of each business day, the Distributor shall notify the Fund Company and its transfer agent, by any appropriate means, of the orders for repurchase of Shares received by the Distributor since the last report, the amount to be paid for such Shares and the identity of the shareholders offering Shares for repurchase. The Fund Company reserves the right to suspend such repurchase right upon written notice to the Distributor. The Distributor further agrees to act as agent for the Fund Company to receive and transmit promptly to the Fund Company's transfer agent, shareholder requests for redemption of Shares.

         G. The Distributor may, if requested by the Fund Company, enter into agreements with such qualified broker-dealers as the distributor and the Fund Company may mutually agree, in order that such broker-dealers also may sell Shares of the Funds. The form of any dealer agreement shall be approved by the Fund Company. To the extent there is a sales charge in effect, the Distributor shall pay the applicable sales charge (or portion thereof), or allow a discount, to the selling broker-dealer, as described in the Prospectus.

         H. The Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

         I. The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports, if applicable, regarding the use of any 12b-1 payments received by the Distributor.

         J. The Distributor agrees to advise the Fund Company promptly in writing of the initiation of any proceedings against it by the SEC or its staff, FINRA or any state regulatory authority.

         K. If applicable, the Distributor shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads to ensure compliance with applicable FINRA rules.

3.       REPRESENTATIONS AND COVENANTS OF THE FUND COMPANY

         A. The Fund Company hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

            (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

            (2) This Agreement has been duly authorized, executed and delivered by the Fund Company in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

            (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

            (4) All Shares to be sold by it, including those offered under this
                Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and non-assessable;

            (5) The Registration Statement, and Prospectus included therein, have been prepared in conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder; and

            (6) The Registration Statement (at the time of its effectiveness)
                and any advertisements and sales literature prepared by the Fund Company or its agent (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects.

         B. The Fund Company, or its agent, shall take or cause to be taken, all necessary action to register Shares of the Funds under the 1933 Act, qualify such shares for sale in such states as the Fund Company and the Distributor shall approve, and maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Fund Company authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

         C. The Fund Company agrees to advise the Distributor promptly in writing:

                     (i) of any material correspondence or other communication
            by the Securities and Exchange Commission (the "SEC") or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus;

                     (ii) in the event of the issuance by the SEC of any
            stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

                     (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

                     (iv) of all actions taken by the SEC with respect to any
            amendments to any Registration Statement or Prospectus, which may from time to time be filed with the SEC; and

                     (v) in the event that it determines to suspend the sale of
            Shares at any time in response to conditions in the securities markets or otherwise, or in the event that it determines to suspend the redemption of Shares at any time as permitted by the 1940 Act or the rules of the SEC, including any and all applicable interpretations of such by the staff of the SEC.

         D. The Fund Company shall notify the Distributor in writing of the states in which the Shares may be sold and shall notify the Distributor in writing of any changes to such information.

         E. The Fund Company agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         F. The Fund Company shall fully cooperate in the efforts of the Distributor to sell and arrange for the sale of Shares and shall make available to the Distributor a statement of each computation of net asset value. In addition, the Fund Company shall keep the Distributor fully informed of its affairs and shall provide to the Distributor, from time to time, copies of all information, financial statements and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including without limitation, certified copies of any financial statements prepared for the Fund Company by its independent public accountants and such reasonable number of copies of the Prospectus and annual and interim reports to shareholders as the Distributor may request. The Fund Company shall forward a copy of any SEC filings, including the Registration Statement, to the Distributor within one business day of any such filings. The Fund Company represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by the Distributor. Nothing in this Agreement shall require the sharing or provision of materials protected by privilege or limitation of disclosure, including any applicable attorney-client privilege or trade secret materials.

         G. The Fund Company has reviewed and is familiar with the provisions of FINRA Rule 2830(k) prohibiting directed brokerage. In addition, the Fund Company agrees not to enter into any agreement (whether orally or in writing) under which the Fund Company directs or is expected to direct its brokerage transactions (or any commission, markup or other payment from such transactions) to a broker or dealer for the promotion or sale of Fund Shares or the shares of any other investment company. In the event the Fund Company fails to comply with the provisions of FINRA Rule 2830(k), the Fund Company shall promptly notify the Distributor.

4.       ADDITIONAL REPRESENTATIONS AND COVENANTS OF THE DISTRIBUTOR

         The Distributor hereby represents, warrants and covenants to the Fund Company, which representations, warranties and covenants shall be deemed to be continuing throughout the term of this Agreement, that:

            (1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

            (2) This Agreement has been duly authorized, executed and delivered by the Distributor in accordance with all requisite action and constitutes a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

            (3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

            (4) It (i) is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA; and (ii) will promptly notify the Fund Company of any material correspondence or other communication by FINRA or the SEC or its staff relating to its status as a registered broker-dealer or member in good standing of FINRA or of any change in its status as a registered broker-dealer or member in good standing of FINRA;

            (5) It: (i) has adopted an anti-money laundering compliance program
                ("AML Program") that satisfies the requirements of all applicable laws and regulations; (ii) undertakes to carry out its AML Program to the best of its ability; (iii) will promptly notify the Fund Company and the Advisor if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency; and (vi) will promptly remedy any material deficiency of which it learns; and

            (6) In connection with all matters relating to this Agreement, it will comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations.

5.       COMPENSATION

         The Distributor shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit B hereto (as amended from time to time). The Distributor shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Distributor in performing its duties hereunder. The Fund Company shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund Company shall notify the Distributor in writing within 30 calendar days following receipt of each invoice if the Fund Company is disputing any amounts in good faith. The Fund Company shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense the Fund Company is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1 1/2% per month after the due date. As of the date of this Agreement, the Fund Company has not adopted a Rule 12b-1 plan. Therefore, the Advisor shall be responsible for the payment of the Distributor's fees and expenses hereunder. If the Fund Company adopts a Rule 12b-1 plan with respect to any Fund in the future, the following additional provisions of this Section 5 shall apply. Notwithstanding anything to the contrary, amounts owed by the Fund Company to the Distributor shall only be paid out of the assets and property of the particular Fund involved. Such fees and expenses shall be paid to Distributor by the Fund Company from Rule 12b-1 fees payable by the appropriate Fund or, if the Fund does not have a Rule 12b-1 plan, or if Rule 12b-1 fees are not sufficient to pay such fees and expenses, or if the Rule 12b-1 plan is discontinued, or if the Advisor otherwise determines that Rule 12b-1 fees shall not, in whole or in part, be used to pay Distributor, the Advisor shall be responsible for the payment of the amount of such fees and expenses not covered by Rule 12b-1 payments.

6.       EXPENSES

         A. The Fund Company (or the Advisor, to the extent required by applicable law or otherwise agreed between the Fund Company and the Advisor) shall bear all costs and expenses in connection with the registration of its Shares with the SEC and its related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders, including but not limited to: (i) fees and disbursements of its counsel and independent public accountants;
            (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses, as well as related advertising and sales literature; (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Fund Company pursuant to Section 3(D) hereof.

         B. The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder. The Distributor shall furnish, at its own expense and without cost to the Funds, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

7.       INDEMNIFICATION

         A. The Fund Company shall indemnify, defend and hold the Distributor and each of its managers, officers, employees, representatives and any person who controls the Distributor within the meaning of
            Section 15 of the 1933 Act (collectively, the "Distributor Indemnitees"), free and harmless from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys' fees) (collectively, "Losses") that the Distributor Indemnitees may sustain or incur or that may be asserted against a Distributor Indemnitee by any person
            (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Fund Company or its agent, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) based upon the Fund Company's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Fund Company's obligation to indemnify the Distributor Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Distributor and furnished to the Fund Company or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Fund Company's agreement to indemnify the Distributor Indemnitees is expressly conditioned upon the Fund Company being notified of such action or claim of loss brought against the Distributor Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor Indemnitees, unless the failure to give notice does not prejudice the Fund Company; provided, that the failure so to notify the Fund Company of any such action shall not relieve the Fund Company from any liability which the Fund Company may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund Company's indemnity agreement contained in this Section 7(A).

         B. The Fund Company shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Fund Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund Company and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Fund Company elects to assume the defense of any such suit and retain such counsel, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Fund Company does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Fund Company, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Fund Company and the Distributor Indemnitees, the Fund Company will reimburse the Distributor Indemnitees for the reasonable fees and expenses of any counsel retained by them. The Fund Company's indemnification agreement contained in Sections 7(A) and 7(B) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Distributor Indemnitees and their successors. The Fund Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund Company or any of its officers or directors in connection with the offer and sale of any of the Shares.

         C. The Fund Company shall advance attorneys' fees and other expenses incurred by any Distributor Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

         D. The Distributor shall indemnify, defend and hold the Fund Company and each of its directors, officers, employees, representatives and any person who controls the Fund Company within the meaning of
            Section 15 of the 1933 Act (collectively, the "Fund Company Indemnitees"), free and harmless from and against any and all Losses that the Fund Company Indemnitees may sustain or incur or that may be asserted against a Fund Company Indemnitee by any person (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or in any annual or interim report to shareholders, or in any advertisements or sales literature prepared by the Distributor, or (ii) arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statement not misleading, or (iii) based upon the Distributor's refusal or failure to comply with the terms of this Agreement or from its bad faith, negligence, or willful misconduct in the performance of its duties under this Agreement; provided, however, that with respect to clauses (i) and (ii), above, the Distributor's obligation to indemnify the Fund Company Indemnitees shall only be deemed to cover Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Distributor and furnished to the Fund Company or its counsel by the Distributor for the purpose of, and used in, the preparation thereof. The Distributor's agreement to indemnify the Fund Company Indemnitees is expressly conditioned upon the Distributor being notified of any action or claim of loss brought against the Fund Company Indemnitees within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund Company Indemnitees, unless the failure to give notice does not prejudice the Distributor; provided, that the failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 7(D).

         E. The Distributor shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Fund Company, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the Fund Company Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Fund Company does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Fund Company Indemnitees and the Distributor, the Distributor will reimburse the Fund Company Indemnitees for the reasonable fees and expenses of any counsel retained by them. The Distributor's indemnification agreement contained in Sections 7(D) and 7(E) herein shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund Company Indemnitees and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Fund Company Indemnitees and their successors. The Distributor agrees promptly to notify the Fund Company of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the offer and sale of any of the Shares.

         F. The Distributor shall advance attorneys' fees and other expenses incurred by any Fund Company Indemnitee in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

         G. No party to this Agreement shall be liable to the other parties for consequential, special or punitive damages under any provision of this Agreement. No person shall be obligated to provide indemnification under this Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of FINRA; provided, however, in

         H. Such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

8.       PROPRIETARY AND CONFIDENTIAL INFORMATION

         The Distributor agrees on behalf of itself and its managers, officers, and employees to treat confidentially and as proprietary information of the Fund Company, all records and other information relative to the Fund Company and prior, present or potential shareholders of the Fund Company (and clients of said shareholders), and not to trade on non-public information received or use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund Company, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or
(iii) when so requested by the Fund Company. Records and other information which have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives, and information that was not known to be confidential that was already in the possession of the Distributor prior to receipt thereof from the Fund Company or its agent, shall not be subject to this paragraph provided that it may do so under applicable law, the distributor shall promptly inform the Fund Company of any request for information that the Distributor intends to disclose pursuant to clause (ii) of this Section 8 so that the Fund Company may seek an appropriate protective order and/or walk compliance with this Section 8.

         Further, the Distributor will adhere to the privacy policies adopted by the Fund Company pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund Company and its shareholders.

9.       RECORDS

         The Distributor shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund Company, but not inconsistent with the rules and regulations of appropriate government authorities, in particular,
Section 31 of the 1940 Act and the rules thereunder. The Distributor agrees that all such records prepared or maintained by the Distributor relating to the services to be performed by the Distributor hereunder are the property of the Fund Company and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund Company or its designee on and in accordance with its request.

10.      COMPLIANCE WITH LAWS

         The Fund Company has and retains primary responsibility for all compliance matters relating to the Funds, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2002 and the policies and limitations of the Funds relating to its portfolio investments as set forth in the Prospectus and statement of additional information. The Distributor's services hereunder shall not relieve the Fund Company of their responsibilities for assuring such compliance or the Board of Director's oversight responsibility with respect thereto.

11.      TERM OF AGREEMENT; AMENDMENT; ASSIGNMENT

         A. This Agreement shall become effective with respect to each Fund listed on Exhibit A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Exhibit A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue in effect automatically as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by: (i) the Fund Company's Board, or
            (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event, the continuance is also approved by a majority of the Fund Company's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval.

         B. Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular
            Fund: (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon not less than 60 days' written notice, by either the Fund Company upon the vote of a majority of the members of its Board who are not "interested persons" of the Fund Company and have no direct or indirect financial interest in the operation of this Agreement, or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund Company. If required under the 1940 Act, any such amendment must be approved by the Fund Company's Board, including a majority of the Fund Company's Board who are not "interested persons" of any party to this Agreement, by a vote cast in person at a meeting for the purpose of voting on such amendment. In the event that such amendment affects the Advisor, the written instrument shall also be signed by the Advisor. This Agreement will automatically terminate in the event of its "assignment."

         C. As used in this Section, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

         D. Sections 7 and 8 shall survive termination of this Agreement.

12.      DUTIES IN THE EVENT OF TERMINATION

         In the event that, in connection with termination, a successor to any of the Distributor's duties or responsibilities hereunder is designated by the Fund Company by written notice to the Distributor, the Distributor will promptly, upon such termination and at the expense of the Fund Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Distributor under this Agreement in a form reasonably acceptable to the Fund Company (if such form differs from the form in which the Distributor has maintained the same, the Fund Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Distributor's personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Fund Company.

13.      EARLY TERMINATION

         In the absence of any material breach of this Agreement, should the Fund Company elect to terminate this Agreement prior to the end of the term, the Fund Company agrees to pay the following fees:

         a. all monthly fees through the life of the contract, including the rebate of any negotiated discounts;

         b. all fees associated with converting services to successor service provider;

         c. all fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

         d. all out-of-pocket costs associated with a-c above.

14.      GOVERNING LAW

         This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of law principles. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

15.      NO AGENCY RELATIONSHIP

         Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

16.      SERVICES NOT EXCLUSIVE

         Nothing in this Agreement shall limit or restrict the Distributor from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

17.      INVALIDITY

         Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

18.      NOTICES

         Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses as set forth below:

Notice to the Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn:  President
         615 East Michigan Street
         Milwaukee, Wisconsin  53202
         Fax No.:_________________

notice to the Fund Company shall be sent to:

         TIFF Investment Program, Inc.
         Attention:  President
         200 Barr Harbor Drive
         Suite 100
         West Conshohocken, PA  19428

and notice to the Advisor shall be sent to:

         TIFF Advisory Services, Inc.
         Attention:  General Counsel
         200 Barr Harbor Drive
         Suite 100
         West Conshohocken, PA  19428

19.      MULTIPLE ORIGINALS

         This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

         THE PARTIES HEREBY AGREE THAT THE DISTRIBUTION SERVICES PROVIDED BY QUASAR DISTRIBUTORS, LLC HEREUNDER WILL COMMENCE ON JANUARY 1, 2008


TIFF INVESTMENT PROGRAM, INC.               QUASAR DISTRIBUTORS, LLC


By: /s/ Tina M. Leiter                      By: /s/ James R. Schoenike
    -------------------------------             -------------------------------

Name: Tina M. Leiter                        Name: James R. Schoenike
      -----------------------------               -----------------------------

Title: Secretary                            Title: President
      -----------------------------                ----------------------------

TIFF ADVISOR SERVICES, INC.
(WITH RESPECT TO SECTION 5 ONLY)


By: /s/ Tina M. Leiter
    -------------------------------

Name: Tina M. Leiter
      -----------------------------

Title: Secretary
      -----------------------------

                                   EXHIBIT A
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                   FUND NAMES

         Separate Series of _____TIFF Investment Program, Inc._________________

Name of Series                                                       Date Added
--------------                                                       ----------



TIFF Multi-Asset Fund


TIFF International Equity Fund


TIFF Equity Fund


TIFF Short-Term Fund

                                   EXHIBIT B
                                     TO THE
                             DISTRIBUTION AGREEMENT

                                  FEE SCHEDULE